EXHIBIT 32.2
CERTIFICATION OF
PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)
In connection with the accompanying Quarterly Report on Form 10-Q of Star Equity Holdings, Inc. for the period ended September 30, 2022, I, David J. Noble, Chief Financial Officer of Star Equity Holdings, Inc., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
(1)such Quarterly Report on Form 10-Q of Star Equity Holdings, Inc. for the period ended September 30, 2022, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)the information contained in such Quarterly Report on Form 10-Q of Star Equity Holdings, Inc. for the period ended September 30, 2022, fairly presents, in all material respects, the financial condition and results of operations of Star Equity Holdings, Inc. at the dates and for the periods indicated.

This certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.
November 14, 2022

/s/ David J. Noble
David J. Noble
Chief Financial Officer (Principal Financial and Accounting Officer)

A signed copy of this written statement required by Section 906 has been provided to Star Equity Holdings, Inc. and will be retained by Star Equity Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.